                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                             (Amendment No. _____)


Filed by the Registrant                         /X/
Filed by a Party other than the Registrant      / /

     Check the appropriate box:

/X/  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14(a)-11(c) or Section
     240.14a-12

                           Uranium Resources, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:__/

     ---------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
__/ Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

     ---------------------------------------------------------------------------
(2)  Form, Schedule or Registration No.:

     ---------------------------------------------------------------------------
(3)  Filing Party:

     ---------------------------------------------------------------------------
(4)  Date Filed:

     ---------------------------------------------------------------------------

                            URANIUM RESOURCES, INC.
                         12750 MERIT DRIVE, SUITE 1210
                              DALLAS, TEXAS 75251

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 28, 1995

To the Stockholders of
     URANIUM RESOURCES, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Uranium Resources, Inc., a Delaware corporation (the "Company"), will be held at the office of Baker & Hostetler, 303 East 17th Avenue, Suite 1100, Denver, Colorado 80203, on Thursday, September 28, 1995, at 1:00 p.m., local time, for the following purposes:

     1. To elect four (4) directors of the Company to serve until the next annual meeting of stockholders or until their respective successors shall be elected and qualified;

     2. To consider and vote upon a proposal to amend and restate the Uranium Resources, Inc. Employees' Stock Option Plan to increase the number of shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock") reserved for issuance thereunder from 850,000 shares to 1,350,000 shares;

     3. To consider and vote upon a proposal to approve the issuance of up to 3,000,000 shares of Common Stock issuable upon conversion of 6.5% secured convertible notes and exercise of warrants currently held by Lindner Investments and Lindner Dividend Fund, Inc.;

     4. To consider and vote upon a proposal to approve the grant of options to purchase 100,000 shares of the Company's Common Stock to each of George R. Ireland and James B. Tompkins;

     5. To consider and vote upon a proposal to approve the grant of options to purchase 100,000 shares of the Company's Common Stock to Leland O. Erdahl;

     6. To consider and vote upon a proposal to approve an application for an order of the British Columbia Securities Commission (the "BCSC") that the Company no longer be required to make periodic reports to the BCSC;

     7. To consider and vote upon a proposal to ratify the selection of Arthur Andersen, LLP, independent accountants, as independent auditors for the Company for the fiscal year ending December 31, 1995; and

     8. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on August 14, 1995, are entitled to notice of and to vote at the Meeting or any adjournment thereof.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON, SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

                                            By Order of the Board of Directors

                                            ____________________________________
                                            Laura A. Greig, Assistant Secretary

DALLAS, TEXAS
September 4, 1995

                            URANIUM RESOURCES, INC.
                         12750 MERIT DRIVE, SUITE 1210
                              DALLAS, TEXAS 75251

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 28, 1995


     This Proxy Statement is furnished to stockholders of Uranium Resources, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the office of Baker & Hostetler, 303 East 17th Avenue, Suite 1100, Denver, Colorado 80203, on Thursday, September 28, 1995, at 1:00 p.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed Proxy will first be sent to stockholders is September 4, 1995.


                       ACTION TO BE TAKEN AT THE MEETING

     Shares represented by a properly executed Proxy, unless the stockholder otherwise instructs in the Proxy, will be voted (i) for the election of the four individuals named below under the caption Election of Directors as directors of the Company; (ii) for the proposal to amend and restate the Uranium Resources, Inc. Employees' Stock Option Plan (the "Employees' Plan") to increase the number of shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), reserved for issuance thereunder from 850,000 shares to 1,350,000 shares; (iii) for approval of the issuance of up to an aggregate of 3,000,000 shares of Common Stock (the "Stock Issue Transaction") upon conversion of certain notes (the "Notes") and the exercise of certain warrants held by Lindner Investments, a Massachusetts business trust (on behalf of its Lindner Bulwark Fund) ("Lindner Investments") and Lindner Dividend Fund, Inc., a Missouri corporation ("Lindner Dividend" and together with Lindner Investments "Lindner"); (iv) for approval of the grant of options to purchase 100,000 shares of the Company's Common Stock to each of George R. Ireland, James B. Tompkins (the "Option Grants"); (v) for the approval of the grant of options to purchase 100,000 shares of the Company's Common Stock to Leland O. Erdahl (the "Erdahl Option Grant"); (vi) for the approval of an application for an order of the British Columbia Securities Commission (the "BCSC") that the Company no longer be required to make periodic reports to the BCSC (the "BCSC Application"); (vii) for the ratification of the selection of Arthur Andersen, LLP, independent accountants, as independent auditors of the Company for the fiscal year ending December 31, 1995; and (viii) at the discretion of the proxy holders on any other matter or business that may be properly presented at the Meeting or any adjournment thereof. Where a stockholder properly executes a Proxy and gives instructions on how his shares are to be voted, the shares will be voted in accordance with those instructions.

     A Proxy may be revoked at any time by a stockholder before it is exercised by giving written notice to the Secretary of the Company, or by signing and delivering a Proxy which is dated later, or, if the stockholder attends the Meeting in person, by either notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting.

     The only matters that management intends to present at the Meeting are the seven matters referenced in subparagraphs (i) through (vi) above. If any other matter or business is properly presented at the Meeting, the proxy holders will vote upon it in accordance with their best judgment.

     Three current directors and nominees for election to the Board of Directors, George R. Ireland, James B. Tompkins and Leland O. Erdahl, have a direct pecuniary interest in the proposal to approve the Company's grant, to each of them, of options to purchase 100,000 shares of Common Stock. See Proposal to Approve the Ireland and Tompkins Option Grants and Proposal to Approve the Erdahl Option Grant.


                               VOTING SECURITIES

     The record date for the Meeting is August 14, 1995. Only stockholders of record at the close of business on August 14, 1995, will be entitled to vote at the Meeting. At the close of business on that date, there were issued and outstanding 8,141,698 shares of the Company's Common Stock entitled to one vote per share. In the election of directors, cumulative voting is not allowed. A majority of the outstanding Common Stock, present in person or by Proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Under Delaware law and the Company's Bylaws, if a quorum is present at the Meeting: (i) to be elected a director, each nominee must receive a plurality of the votes of the shares present in person or by Proxy at the Meeting and entitled to vote on the matter, and (ii) the affirmative vote of the majority of shares present in person or by Proxy at the Meeting and entitled to vote on the matter is required to (a) amend and restate the Employees' Plan to increase the number of shares reserved for issuance thereunder, (b) approve the Stock Issue Transaction, (c) approve the Ireland and Tompkins Option Grants, (d) approve the Erdahl Option Grant, (e) approve the BCSC Application, (f) ratify the selection of Arthur Anderson, LLP, as independent auditors of the Company for the fiscal year ending December 31, 1995, and (g) approve any other matter submitted to a vote of stockholders at the Meeting. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting on any matter presented at the Meeting, will have the practical effect of voting against any such matter since it is one less vote for approval. Broker non-votes on any matter will not be considered "shares present" for voting purposes.


BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

     The following table sets forth, as of August 16, 1995, certain information regarding persons known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. Shown separately in the second table below is certain information regarding the beneficial ownership of the Company's Common Stock by (i) each director and nominee for director of the Company, (ii) each of the executive officers named in the Summary Compensation Table set forth below under the caption Executive Compensation, and (iii) all directors and executive officers as a group.


PRINCIPAL STOCKHOLDERS

                      NAME AND ADDRESS OF                        AMOUNT AND NATURE OF            PERCENT OF
                       BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP(1)           CLASS(2)
                       ----------------                         -----------------------           --------
           Oren L. Benton                                                1,252,882(3)              15.4%
           1515 Arapahoe Street
           Three Park Central, Suite 1000
           Denver, CO  80202

           Barry R. Feirstein                                             600,000                   7.4%
           Feirstein Capital Management Corp.
           767 Third Avenue
           28th Floor
           New York, NY 10017

           Margaret McKnight Trust                                        410,245(4)                5.0%
           215 Llano
           Portland, TX  78374

           Ryback Management Corporation                                 4,284,525(5)              38.5%
           7711 Carndelet Avenue
           Suite 700
           Clayton, MO  63105

-----------------------------------

(1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

(2) The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but not deemed outstanding for computing the percentage ownership of any other person.

(3) Includes 736,842 shares owned by Concord International Mining and Management Corp. of which Mr. Benton is the sole stockholder.

(4) Includes 14,745 shares held by the Margaret McKnight Trust and 395,500 shares held in the name of Margaret McKnight as trustee for the Margaret McKnight Trust.

(5) Includes (i) 821,525 shares of Common Stock reported as being beneficially owned by Lindner Fund, Inc., an investment company registered under the Investment Company Act of 1940 (the "Investment Act") advised by Ryback Management Corporation, an investment company adviser registered under the Investment Act ("Ryback"), (ii) 56,000 shares of Common Stock reported as being beneficially owned by Lindner Dividend Fund, Inc., an investment company registered under the Investment Act and advised by Ryback and
     (iii) up to an aggregate of 3,000,000 shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants currently held by Lindner Dividend and Lindner Investments. Ryback has discretionary authority over such shares including the power to vote and dispose of such shares. In addition, such number includes 407,000 shares of Common Stock held by other clients of Ryback and over which Ryback has discretionary authority. Ryback effectively has discretionary authority over 4,284,525 shares of Common Stock.


MANAGEMENT

                                                     AMOUNT AND NATURE OF
              NAME AND ADDRESS OF                        BENEFICIAL
                BENEFICIAL OWNER                        OWNERSHIP(1)         PERCENT OF CLASS(2)
                ----------------                        ------------         -------------------
 Raymond G. Larson                                       757,928(3)               9.3%
 1063 Red Oaks Loop, N.E.
 Albuquerque, NM   87122

 William M. McKnight, Jr.                                453,934(3)(4)            5.5%
 5656 South Staples
 Suite 250, LB 8
 Corpus Christi, TX  78411

 Richard F. Clement, Jr.                                 194,963(3)(5)            2.4%
 41A Hickory Hill
 Argyle, TX  76226

 Wallace M. Mays                                          50,000(6)                *
 Three Park Central
 Suite 1100
 1515 Arapahoe Street
 Denver, CO  80202

                                                  AMOUNT AND NATURE OF
           NAME AND ADDRESS OF                         BENEFICIAL
            BENEFICIAL OWNER                         OWNERSHIP(1)         PERCENT OF CLASS(2)
            ----------------                         ------------         -------------------
 Paul K. Willmott                                         5,000(7)                 *
 56 Osborn Hill Road
 Sandy Hook, CT  06482

 Joe H. Card                                                0(8)                   *
 5180 Roswell Rd NW,
 Suite 2
 Atlanta, GA  30342

 Leland O. Erdahl                                       106,500(9)                1.3%
 8046 MacKenzie Court
 Las Vegas, NV  89129

 George R. Ireland                                      100,000(10)               1.2%
 1700 Lincoln Street
 Suite 1930
 Denver, CO  80203

 James B. Tompkins                                      100,000(11)               1.2%
 Tompkins & Company
 11673 East Lake Place
 Englewood, CO  80111

 All executive officers and directors as a            1,768,325(12)              20.7%
 group (9 persons)

-----------------------------------

*    Less than 1%.

(1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

(2) The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options, but not deemed outstanding for computing the percentage ownership of any other person.

(3) Messrs. Larson, McKnight and Clement resigned their positions as executive officers of the Company effective July 7, 1994, although they continue in the employ of the Company and

     Mr. McKnight was elected vice president of operations on February 24, 1995. Messrs. Larson and McKnight resigned as directors of the Company on August 8, 1994.

(4) Includes 412,684 shares held in the William M. McKnight, Jr. Trust. Mr. McKnight, Margaret McKnight, his former spouse, William McKnight III and Charles G. McKnight are trustees for that trust. Mr. McKnight exercises sole fiduciary power with respect to the shares held by the trust, including sole voting and dispositive power. Also includes 41,250 shares that may be obtained by Mr. McKnight, through the exercise of stock options which are currently exercisable or will become exercisable within 60 days. Such number does not include 14,745 shares held in the Margaret McKnight Trust or 395,500 shares held in the name of Margaret McKnight as trustee for the Margaret McKnight Trust as to which Mr. McKnight disclaims beneficial ownership. Mr. McKnight, Margaret McKnight, William McKnight III and Charles G. McKnight are trustees for that trust. Margaret McKnight exercises sole fiduciary power with respect to the shares held by the Margaret McKnight Trust, including sole voting and disposition power. In addition, such number does not include 13,750 shares that may be obtained by Mr. McKnight through the exercise of stock options exercisable more than 60 days from the date hereof.

(5) Includes 18,562 shares that may be obtained by Mr. Clement through the exercise of stock options which are currently exercisable or will become exercisable within 60 days. Does not include 6,188 shares that may be obtained through the exercise of stock options exercisable more than 60 days from the date hereof.

(6) Mr. Mays resigned as Chairman of the Board and Chief Executive Officer effective as of July 31, 1995. Pursuant to his resignation, options held by Mr. Mays to purchase 200,000 shares of the Company's Common Stock, which were not vested at the time of his resignation, expired. In connection with Mr. Mays' resignation, the Company granted Mr. Mays options to purchase 50,000 shares of Common Stock at an exercise price of $4.75 per share.

(7) Includes 4,000 shares that may be obtained by Mr. Willmott through the exercise of stock options which are currently exercisable. Does not include 216,000 shares that may be obtained by Mr. Willmott through the exercise of stock options exercisable more than 60 days from the date hereof.

(8) Does not include 18,750 shares that may be obtained by Mr. Card through the exercise of stock options exercisable more than 60 days from the date hereof.

(9) Includes (i) 5,000 shares that may be obtained by Mr. Erdahl through the exercise of stock options which are currently exercisable and (ii) 100,000 shares that may be obtained through the exercise of stock options granted to Mr. Erdahl by the Board subject to stockholder approval. Does not include 16,000 shares that may be obtained by Mr. Erdahl through the exercise of stock options exercisable more than 60 days from the date hereof.

(10) Includes 100,000 shares that may be obtained by Mr. Ireland through the exercise of stock options granted to Mr. Ireland by the Board subject to stockholder approval. Does not include 20,000 shares that may be obtained by Mr. Ireland through the exercise of stock options exercisable more than 60 days from the date hereof.

(11) Includes 100,000 shares that may be obtained by Mr. Tompkins through the exercise of stock options granted to Mr. Tompkins by the Board subject to stockholder approval. Does not include 20,000 shares that may be obtained by Mr. Tompkins through the exercise of stock options exercisable more than 60 days from the date hereof.

(12) Includes 418,812 shares that may be obtained through the exercise of stock options which are currently exercisable or will become exercisable within 60 days.


CHANGE IN CONTROL

     On July 7, 1994, Messrs. Raymond G. Larson, Harry L. Anthony IV, William
M. McKnight, Jr. and Richard Clement, Jr. resigned as directors and officers of the Company. The remaining two directors, Joe B. Huffstutler and Lou G. Munin, appointed Oren L. Benton, Wallace M. Mays, Paul K. Willmott and Leland
O. Erdahl to the Company's Board of Directors. Mr. Benton served as Chairman of the Board from January 10, 1995 until his resignation from the Board on February 7, 1995. At various times between September 1993 and March 30, 1995, Mr. Benton or entities controlled by Mr. Benton acquired, from certain officers, directors and employees of the Company, options to purchase a majority of the then outstanding shares of Common Stock and proxies to vote those shares. Such options and proxies expired on March 30, 1995. The options expired unexercised. See Election of Directors--Arrangements Regarding Election of Directors and Certain Relationships and Related Transactions--Acquisition of Shares by Mr. Benton.


                             ELECTION OF DIRECTORS
                           (PROPOSAL 1 ON PROXY CARD)

     Under the Company's Bylaws and pursuant to a resolution of the Board of Directors, the Board of Directors has fixed the size of the Board at four. Directors are elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. The Company's Board of Directors is not divided into classes; therefore, all four directors are to be elected at the Meeting.

     Unless authority is withheld, it is intended that the shares represented by a properly executed Proxy will be voted for the election of all of the nominees (Paul K. Willmott, Leland O. Erdahl, George R. Ireland and James B. Tompkins) as directors. The nominees are currently all the members of the Company's Board of Directors. If these nominees are unable to serve for any reason, such Proxy will be voted for such persons as shall be designated by the Board of

Directors to replace such nominees. The Board of Directors has no reason to expect that these nominees will be unable to serve.

     The following table sets forth certain information concerning the individuals nominated for election as directors of the Company:

                                                                   POSITIONS AND OFFICES
                NAME                  AGE                            WITH THE COMPANY
                ----                  ---                            ----------------
 Paul K. Willmott                      55     Chairman, Chief Executive Officer, President, Chief Financial
                                              and Accounting Officer and Director

 Leland O. Erdahl                      66     Director

 George R. Ireland                     39     Director

 James B. Tompkins                     38     Director


NOMINEES FOR DIRECTOR

     PAUL K. WILLMOTT has served as a director of the Company since August 1994, as President of the Company since February 1995, as Chief Financial and Accounting Officer since April 12, 1995 and as Chairman of the Board and Chief Executive Officer effective July 31, 1995. Mr. Willmott retired from Union Carbide Corporation ("Union Carbide") where he was involved during the last 25 years in the finance and operation of Union Carbide's world-wide mining and metals business. Most recently, Mr. Willmott was President of UMETCO Minerals Corporation, a wholly-owned subsidiary of Union Carbide, from 1987 to 1991, where he was responsible for Union Carbide's Uranium and Vanadium businesses. From January 1993 until February 1995, Mr. Willmott was engaged by the Concord Mining Unit, which is owned or controlled by Oren L. Benton ("CMU"), as a senior vice president. In this capacity, he was primarily involved in the acquisition of UMETCO Minerals Corporation's Uranium and Vanadium operating assets by EFN. Mr. Willmott graduated from Michigan Technological University with a Bachelor of Science degree in Mining in 1964 and a Bachelor of Science Degree in Engineering Administration in 1967. He has been an active member of the American Institute of Mining Engineers, the Canadian Institute of Mining Engineers and a number of state professional organizations.

     LELAND O. ERDAHL has served as a director of the Company since July 11, 1994. Mr. Erdahl previously served as President and Chief Executive Officer for Stolar, Inc. from 1986 to 1991. Stolar was a high-tech company involved in the radio wave imaging of geologic media and underground radio transmission for voice and data. He was also President and CEO of Albuquerque Uranium Corporation, a Uranium mining company, from 1987 to 1991. He is a Certified Public Accountant and is a graduate from the College of Santa Fe. He is currently a director of Hecla Mining Company, Freeport McMoRan Copper and Gold Inc., Canyon

Resources Corporation, Original Sixteen to One Mine, Inc., and a trustee for a group of John Hancock Mutual Funds. He is also President of Nature Quality Ingredients Company, Inc. and Santa Fe Ingredients Company, Inc., both private food processing companies.

     GEORGE R. IRELAND has served as a director since May 26, 1995. Mr. Ireland is a analyst for and a partner in the D.M. Knott Limited Partnership, a private investment partnership. Mr. Ireland specializes in investing in securities of natural resource and other basic industrial companies, both domestically and abroad. From 1987 to 1991, he was a Vice President of Fulcrum Management, Inc., which was the manager of the VenturesTrident Limited Partnerships, venture capital funds dedicated to investing in the mining industry, and Senior Vice President and Chief Financial Officer of MinVed Gold Corporation, a company in which the VenturesTrident funds had a significant investment. Mr. Ireland graduated from the University of Michigan with degrees in Geology and Resource Economics. He also attended the Graduate School of Business Administration of New York University. Mr. Ireland is a director of Merrill & Ring, Inc., a private land and timber holding company in the state of Washington.

     JAMES B. TOMPKINS is a registered investment advisor and provides independent research to institutional investors through Tompkins & Company. From 1988 until 1990, Mr. Tompkins acted as a sole proprietor of Tompkins & Company, advising creditors of companies in bankruptcy as to the value of claims and realizing proceeds on those claims. In that capacity, Mr. Tompkins acted as a registered investment advisor. Between October 1990 and April 1993, Mr. Tompkins was employed by Columbia Savings as a bond manager where he was responsible for real estate loan workouts and asset disposition. He is an attorney and a Chartered Financial Analyst. Mr. Tompkins graduated from the University of Alabama in 1979 and received his Juris Doctor from the University of Alabama School of Law in 1983.


ARRANGEMENTS REGARDING ELECTION OF DIRECTORS

     Prior to July 7, 1994 there were six members of the Board of Directors:
Raymond G. Larson, Harry L. Anthony IV, William M. McKnight, Jr., Richard F. Clement, Jr., Joe B. Huffstutler and Lou G. Munin. In connection with the involvement of Oren L. Benton as an investor in the Company and in anticipation of the restructuring of the Citibank loans which occurred on August 19, 1994 (See Certain Relationships and Related Transactions), on July 7, 1994 Messrs. Larson, Anthony, McKnight, and Clement resigned as directors and officers of the Company.

     At the request of Mr. Benton, Wallace M. Mays, Paul K. Willmott and Leland
O. Erdahl were appointed to the Board to fill the vacancies created by the foregoing resignations. At the request of Mr. Benton, at various times after July 7, 1994 other individuals (Mr. Larson from July 11, 1994 to August 8, 1994, William McKnight from July 11, 1994 to August 8, 1994 and Wayne D. Fowler from August 8, 1994 to October 17, 1994), were elected to the Board and served on the Board for short periods. By the end of 1994, the Board members consisted of the individuals named in the first sentence of this paragraph and Joe B. Huffstutler. Mr. Huffstutler resigned from the Board on January 17, 1995.

     On January 10, 1995, at the request of Mr. Benton, Mr. Benton was appointed to the Board and elected Chairman and Chief Executive Officer of the Company. He resigned from those positions on February 7, 1995. Between July 7, 1994 and March 30, 1995, Mr. Benton controlled the voting of a majority of the Common Stock of the Company through various mechanisms described under Certain Relationships and Related Transactions. On March 30, 1995, all such arrangements terminated.

     On May 25, 1995, George R. Ireland and James B. Tompkins were appointed to the Board of Directors following the closing of the Stock Issue Transaction.
In connection with the Stock Issue Transaction, the Company has agreed to nominate two individuals designated by Lindner for election to the Board. Messrs. Ireland and Tompkins are Lindner's designees.

     Mr. Mays resigned from the Company's Board of Directors effective as of July 31, 1995.


LEGAL PROCEEDINGS

     On July 12, 1995, the Company filed a lawsuit in the federal district court in Colorado against Professional Bank, a Colorado chartered bank ("ProBank"). The Company believes that ProBank is owned or controlled by Oren
L. Benton, the former Chairman of the Company's Board of Directors. In the action styled Uranium Resources, Inc. v. Professional Bank, the Company alleges that ProBank transferred $1,080,000, without the Company's authorization, from the Company's account at ProBank to the accounts maintained at ProBank of various entities and an individual affiliated with Mr. Benton. The Company has recovered $300,000 of the total and is seeking to recover the balance from ProBank in the lawsuit.


OTHER EXECUTIVE OFFICERS

     The following table sets forth certain information concerning executive officers who are not also directors of the Company:

                                                             POSITIONS AND OFFICES
               NAME                       AGE                   WITH THE COMPANY
               ----                       ---                   ----------------
 William M. McKnight, Jr.                 59              Vice President - Operations

 Joe H. Card                              42              Senior Vice President - Marketing

     The following sets forth certain information concerning the business experience of the foregoing executive officers during the past five years.

     WILLIAM M. MCKNIGHT, JR. joined the Company in March 1978 and served as the Company's Executive Vice President, Chief Operating Officer and Director until August 1994. From August 1994 to February 1995, he directed the Company's operations in South Texas and New Mexico and on February 24, 1995, he was appointed Vice President of Operations for the Company. Mr. McKnight received a B.S. in Geology from Centenary College in 1959 and a M.S. in Sedimentary Geology from Florida State University in 1961.

     JOE H. CARD joined the Company as Vice President - Marketing in March 1989. In February 1993 he was promoted to Senior Vice President - Marketing. Previously, he spent four years with UG U.S.A., Inc., a U.S. marketing subsidiary of a major German mining company, most recently as Marketing Manager. His responsibilities were related to the entire Uranium fuel cycle, primarily in dealing with U.S. nuclear utilities customers. Prior to his work at UG U.S.A., Inc., Mr. Card spent five years with Mitsubishi International Corporation as marketing manager. He earned a B.B.A. degree in Finance from the University of Georgia in 1975 and an M.B.A. from Georgia State University in 1978.

     The officers of the Company hold office until their successors are appointed by the Board of Directors. All officers of the Company are employed on a full-time basis. There is no family relationship between any director and executive officer of the Company.


BOARD AND COMMITTEE MEETINGS

     The Board of Directors held 13 formal meetings during the year ended December 31, 1994. Each director attended all of the meetings, except for Louis G. Munin, who did not attend the August 8, 1994 meeting. In addition to those meetings, certain actions were taken by unanimous written consent of the Board of Directors. The Company's officers have made a practice of keeping directors informed of corporate activities by personal meetings and telephone discussions and (as indicated above) directors ratify or authorize certain Company actions through unanimous written consent actions.

     The Company established a Compensation Committee in August 1994.  Leland
O. Erdahl, George R. Ireland and James B. Tompkins are the current members of both the Audit and Compensation Committees. The Audit Committee's principal functions are to meet with the Company's independent auditors to review the financial statements contained in the Annual Report, to review the Company's systems of internal controls and to report to the Board of Directors thereon. The Compensation Committee's function is to determine the compensation of executive officers and to set guidelines for compensation for the employees of the Company.

     During 1994, the Audit Committee held two formal meeting and the Compensation Committee held no formal meetings. The Audit Committee met in April 1995 with the Company's auditors to review the 1994 fiscal year audit. The Compensation Committee was established after 1994 executive compensation was set and so did not meet in 1994.

     At present, the Company has no nominating, executive, or similar committees.


                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to annual and long-term compensation for services in all capacities for the years ended December 31, 1994, 1993 and 1992 paid to the Company's Chief Executive Officers and certain other executive officers of the Company.

SUMMARY COMPENSATION TABLE

                           ANNUAL COMPENSATION                                   LONG-TERM COMPENSATION
                           -------------------                                   ----------------------
                                                        OTHER ANNUAL         SECURITIES          ALL OTHER
 NAME AND PRINCIPAL                                    COMPENSATION(1)       UNDERLYING        COMPENSATION(2)
 POSITION                       YEAR    SALARY ($)           ($)             OPTIONS (#)             ($)
 ------------------             ----    ----------     ---------------       -----------       ---------------
 Raymond G. Larson              1994     $112,066         $   957                --              $  2,897
 Chairman, President &          1993      199,373             333                --                 1,837
 Chief Executive Officer(3)     1992      180,631           9,396              55,000               5,041

 Wallace M. Mays                1994     $ 78,725            --               100,000               --
 Chairman, President &          1993        --               --                  --                 --
 Chief Executive Officer(4)     1992        --               --                  --                 --

 Joe H. Card                    1994     $120,441         $36,617                --                 --
 Senior Vice President -        1993      124,760           3,254                --                 --
 Marketing                      1992      102,569           1,369              75,000               --

 William M. McKnight, Jr.       1994     $190,306          $  168                --               $3,549
 Director, Executive Vice       1993      199,373             450                --                1,753
 President and Chief            1992      181,527           2,117              55,000              5,041
 Operating Officer(3)

 Richard F. Clement, Jr.        1994     $120,744          $1,766                --               $2,310
 Director & Senior Vice         1993      127,157           1,550                --                1,155
 President-Exploration(3)       1992      113,273           2,142              24,750              3,169

-----------------------------------

(1) Represents amounts paid out for out-of-pocket medical and dental expenses under the Company's Supplemental Health Care Plan and for Mr. Card includes $33,808, constituting the difference between the fair market value of the shares of Common Stock on the date of exercise of certain stock options ($92,608) and the exercise price of $2.94 per share of Common Stock.

(2) Represents contributions made by the Company under the Company's 401(k) Profit Sharing Plan (see "401(k) Profit Sharing Plan" below).

(3) Messrs. Larson, McKnight and Clement resigned as officers and directors of the Company on July 7, 1994. On July 11, 1994 Messrs. Larson and McKnight were reappointed to the Board and subsequently resigned as directors on August 8, 1994.

(4) Mr. Mays was elected President and Chief Executive Officer on July 11, 1994 and on August 8, 1994 was elected Chairman of the Board. Mr. Mays compensation for 1994 was not paid directly by the Company. This amount was paid pursuant to an employment agreement between Mr. Mays and Concord Services, Inc. which was reimbursed by the Company for such amounts. Mr. Mays resigned as Chairman of the Board and Chief Executive Officer effective July 31, 1995.


SUPPLEMENTAL HEALTH CARE PLAN

     The Company has adopted a health care plan (the "Supplemental Plan") for the officers of the Company and certain of the employees of the Company who are also stockholders, which supplements the standard health care plan available to all eligible employees of the Company (the "Standard Plan"). The Supplemental Plan pays directly to the participant all out-of-pocket medical and dental expenses not covered under the Standard Plan, including deductibles and co-insurance amounts. Additionally, the Supplemental Plan provides to each participant $100,000 of accidental death and dismemberment insurance protection and a world wide medical assistance benefit. Each participant in the Supplemental Plan may receive a maximum annual benefit of $50,000 or $100,000, at the Company's option. The Company pays an annual premium under the Supplemental Plan equal to $210 per participant plus 9% of claims paid. There are currently ten officers and employees covered by the Supplemental Plan.


401(K) PROFIT SHARING PLAN

     The Company maintains a defined contribution profit sharing plan for employees of the Company (the "401(k)") that is administered by a committee of trustees appointed by the Company. All Company employees are eligible to participate upon the completion of six months of employment, subject to minimum age requirements. Each year the Company makes a contribution to the 401(k) out of its current or accumulated net profits (as defined) in an amount determined by the Board of Directors but not exceeding 15% of the total compensation paid or accrued to participants during such fiscal year. The Company's contributions are allocated to participants in amounts equal to 25% (or a higher percentage, determined at the Company's discretion) of the participants' contributions, up to 4% of each participant's gross pay. For the plan year ended July 31, 1994 the Company contributed amounts equal to 50% of the participant's contributions, up to 4% of gross pay. For the plan year ended July 31, 1993, the Company contributed amounts equal to 25% of the participants' contribution, up to 4% of gross pay. For the plan year ended July 31, 1992, the Company contributed amounts equal to 100% of the participants' contributions, up to 4% of gross pay. Participants become 20% vested in their Company contribution account for each year of service until full vesting occurs upon the completion of five years of service. Distributions are made upon retirement, death or disability in a lump sum or in installments.


STOCK OPTION PLANS

     The Company maintains a stock option plan for officers, directors and key employees of the Company (the "Employees' Plan"). The Plan authorized grants of non-qualified options to purchase up to an aggregate of 850,000 shares of Common Stock. The Employees' Stock Option Committee of the Board of Directors is responsible for the administration of the Employees' Plan and has the full authority, subject to the provisions of the plan, to determine to whom and when to grant options and the number of shares of Common Stock covered by each grant. As of August 16, 1995, a total of 413,452 shares are reserved for issuance upon exercise of options granted under the Employees' Plan and 230,252 shares were reserved for exercise upon the future grant of options under the Employee's Plan.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to options granted to the executive officer named in the Summary Compensation Table in the fiscal year ended December 31, 1994.

                                                                                 POTENTIAL REALIZABLE
                                                                                       VALUE AT
                                                                               ASSUMED ANNUAL RATES OF
                                                                                      STOCK PRICE
                                                                                     APPRECIATION
                               INDIVIDUAL GRANTS                                   FOR OPTION TERM
                    --------------------------------------                     -----------------------
                                       PERCENT OF
                                         TOTAL
                         NUMBER OF      OPTIONS
                        SECURITIES     GRANTED TO    EXERCISE
                        UNDERLYING     EMPLOYEES        OR
                         OPTIONS       IN FISCAL    BASE PRICE    EXPIRATION
         NAME          GRANTED (#)       YEAR         ($/SH)         DATE        5% ($)       10% ($)
      ----------       -----------     -----------  ----------    ----------    --------     ---------
 Wallace M. Mays(1)      100,000         100%          $4.25      08/10/04     $637,500     $850,000


-----------------------------------

(1) Mr. Mays resigned as Chairman of the Board and Chief Executive Officer effective July 31, 1995. All such options expired unexercised. In connection with his resignation, the

     Company granted Mr. Mays options to purchase 50,000 shares of Common Stock at an exercise price of $4.75 per share.


EXERCISE OF STOCK OPTIONS AND YEAR-END VALUE

     The following sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 1994 and the year-end value of unexercised options held by each of the executive officers named in the Summary Compensation Table.





                                                                         NUMBER OF             VALUE OF
                                                                        SECURITIES            UNEXERCISED
                                                                        UNDERLYING           IN-THE-MONEY
                                                                    UNEXERCISED OPTIONS    OPTIONS AT FISCAL
                                                                    AT FISCAL YEAR END         YEAR-END(1)
                                                                            (#)                   ($)
                                SHARES ACQUIRED         VALUE       -------------------    -----------------
                                       ON             REALIZED         EXERCISABLE/          EXERCISABLE/
             NAME                 EXERCISE (#)           ($)           UNEXERCISABLE         UNEXERCISABLE
        --------------         ------------------   -------------      -------------         -------------
 Raymond G. Larson                                                     27,500/27,500       $115,225/$115,225

 Wallace M. Mays(2)                                                      0/100,000             0/288,000

 Joe H. Card                         20,000            $33,808         17,500/37,500        73,325/157,125

 William M. McKnight, Jr.                                              27,500/27,500        115,225/115,225

 Richard F. Clement, Jr.                                               12,375/12,375         51,851/51,851

-----------------------------------

(1) Based on the closing price on the NASDAQ-NMS on December 30, 1994 ($7.13) less the grant price of the option of $2.94 ($4.25 for Wallace M. Mays).

(2) Mr. Mays resigned as Chairman of the Board and Chief Executive Officer effective July 31, 1995. All such options expired unexercised. In connection with his resignation, the Company granted Mr. Mays options to purchase 50,000 shares of Common Stock at an exercise price of $4.75 per share.


DIRECTOR COMPENSATION

     Under the Company's Directors' Stock Option Plan ("Directors' Plan"), each new non-employee director elected or appointed to the Board of Directors for the first time shall be granted an option to purchase 20,000 shares of Common Stock as of the date of such election or appointment and, upon the re-election of a non-employee director at an annual meeting of the Company's stockholders, such director will be granted an option to purchase an additional 1,000 shares as of the date of such election. As of August 16, 1995, a total of 81,000 shares are reserved for issuance upon exercise of options granted under the Directors' Plan and 41,500 shares were reserved for exercise upon the future grant of options under the Directors' Plan. Mr. Erdahl holds options covering 21,000 shares under the Directors' Plan and each of Messrs. Willmott, Ireland and Tompkins holds options covering 20,000 shares under the Directors' Plan. In addition, the Board of Directors granted each of Messrs. Ireland, Tompkins and Erdahl options to purchase 100,000 shares of Common Stock subject to stockholder approval. Those options were not granted under the Directors' Plan. Cash compensation for 1994 to the non-employee directors was paid at the rate of $3,000 per quarter plus $1,000 per meeting attended of the Board and committees of the Board.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In August 1994, the Company formed a Compensation Committee to determine the compensation of the executive officers and to set the guidelines for compensation for the employees of the Company. During the fiscal year ended December 31, 1994, the Compensation Committee was comprised of Leland O. Erdahl and Paul K. Willmott.

     During 1994, Mr. Willmott was a senior vice president of CMU, which was controlled by Mr. Benton. He resigned from both entities on February 22, 1995. Mr. Erdahl served as a consultant to Concord Services, Inc. until September 1994. His total compensation for his service was $56,250.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NEGOTIATIONS WITH CITIBANK AND ADVANCES BY BENTON

     Beginning in late 1993, in connection with their negotiations to acquire a majority interest in the Company's Common Stock (as described below under the caption "Acquisition of Shares by Benton"), Mr. Benton and Concord International Mining and Management Corp. ("CIMM"), a Denver, Colorado based company of which Mr. Benton is the owner, President and Chairman of the Board, undertook negotiations with Citibank, N.A. ("Citibank") concerning the purchase or restructuring of the Company's senior debt (the "Citibank Note") and related fee and other obligations (the Citibank Note, together with such fee obligations are collectively referred to as the "Citibank Obligations") ($10,550,000 was owed at December 31, 1993).

     To enable the Company to meet its short-term liquidity requirements while negotiations with Citibank were in progress, Mr. Benton advanced $1,125,000 to the Company in January 1994 and $1,125,000 in April 1994. The advances made to the Company by Mr. Benton accrued interest at Citibank's prime rate plus 3%. Mr. Benton also guaranteed the Company's payment obligations through December 31, 1994 on the Citibank Note. On August 19, 1994, the $2,250,000 in advances together with accrued but unpaid interest of $106,189 were converted into equity by the Company's issuance to Mr. Benton of 496,040 shares of Common Stock at a valuation of $4.75 per share.



ACQUISITION OF CITIBANK NOTE BY BENTON

     On June 13, 1994, certain partnerships affiliated with Mr. Benton and Concord entered into agreements with Citibank to acquire the Citibank Obligations for cash. Concurrently, the Company entered into an agreement with the partnerships to exchange the Citibank Obligations (approximately $8,200,000 at June 30, 1994) for convertible promissory notes of the Company, convertible into Common Stock at a conversion rate of one share for each $4.75 principal amount of convertible notes.

     The foregoing agreements were superseded on August 19, 1994 by new agreements involving Nuexco Exchange, A.G. ("NEAG") (hereinafter referred to as the "NEAG Agreements"). NEAG is owned by Mr. Benton. In accordance with the NEAG Agreements, on August 19, 1994 CIMM purchased the Citibank Obligations for $6.5 million in cash and assigned its rights to the Citibank Note to NEAG in exchange for $6.5 million. The Company executed a note for $6.5 million payable to NEAG replacing the original Citibank Note. NEAG loaned the Company an additional $6 million, evidenced by a promissory note in that amount. The $6,000,000 borrowed from NEAG was paid to EFN to purchase 648,648 pounds of Uranium concentrates at $9.25 per pound. To provide the funds for the purchase of the Citibank Obligations and for the additional loan to the Company, NEAG borrowed $12.5 million from Union Bank of Switzerland (the "UBS Loan").

     The combined notes of $12,500,000 are hereinafter referred to as the "NEAG Notes." The NEAG Notes bear interest at the Citibank prime rate and are payable in installments which coincide with payments the Company expects to receive from its customers under existing contracts. The NEAG Notes were secured originally by 599,573 pounds of Uranium purchased from EFN and by the contracts between the Company and certain utilities for delivery of Uranium. NEAG assigned the NEAG Notes and the security to UBS as security for its loans from UBS. NEAG and UBS released all other collateral that had secured the original Citibank Note.

     At December 31, 1994 the outstanding balance on the NEAG Notes was $7,739,225, and 430,823 pounds of Uranium in the Company's inventory were pledged by the Company to secure the notes. As of July 31, 1995 the Company's records indicate that the outstanding balance on the NEAG Notes was $232,934.90 and no pounds of Uranium in the Company's inventory were pledged by the Company to secure the NEAG Notes. UBS has informed the Company that its records indicate that the outstanding balance on the NEAG Notes was $516,268.90 on that date. The $283,334 difference between the amount calculated by the Company and the amount calculated by UBS represents a payment the Company made to CSI on December 23, 1994 for payment to UBS consisting of a $264,668 interest payment and an additional $18,666 payment of principal. UBS has informed the Company that it has not received this $283,334 payment. The Company is currently working with UBS to resolve this matter.


PURCHASES OF URANIUM FROM THE COMPANY BY BENTON AFFILIATES

     On August 19, 1994, the Company and EFN entered into an agreement pursuant to which the Company assigned to EFN its rights under two agreements, one with Uranerz Exploration Mining Limited ("UEM") and the other with Uranerz U.S.A., Inc. ("USA") (UEM and USA are hereinafter referred to as the "Uranerz Entities"). The agreements provided for the purchase by the Company of an aggregate of 600,000 pounds of Uranium through December 1995. No consent was sought or obtained from the Uranerz Entities. As a result, the assignment to EFN may not be enforceable. On August 31, 1994 and September 30, 1994, the Company purchased 50,000 and 100,000 pounds, respectively, of Uranium from the Uranerz Entities for $1,791,500 and resold the Uranium to EFN for the same price.

     In a separate transaction, on August 31, 1994, the Company purchased 100,000 pounds of Uranium from U.G. USA, Inc. and resold the same to EFX for $940,000.

     The aggregate purchase price for the foregoing purchases was $2,731,500. EFN and EFX defaulted on their payment obligations to the Company. On October 28, 1994 and November 7, 1994, partial payments aggregating $1,850,000 were made to the Company by companies owned by Mr. Benton leaving a balance of $914,506 (including accrued interest).

     On November 18, 1994 the remaining balance was settled by the assignment from EFL of a contract dated April 30, 1993 between EFL and Scottish Nuclear Limited ("SNL") pursuant to which EFL had the right to supply SNL 201,880 pounds of Uranium during 1995 and 1996 (the "Scottish Nuclear Contract"). The Company and EFL valued the Scottish Nuclear Contract at $4,500,000. In consideration of the excess value received from the Scottish Nuclear Contract, the Company issued to CIMM 736,842 shares of Common Stock.

     The valuation of the Scottish Nuclear Contract was based on the Company's expectation that it could assign the delivery rights to a third party or finance such contract and receive cash of $4,500,000 in consideration of such assignment or financing. However, attempts to assign or finance the delivery rights proved unsuccessful. The Company then negotiated an early delivery of the Uranium to SNL in exchange for a discount of the contract price. The deliveries were accelerated to December 1994. On December 23, 1994, the Company realized net proceeds of $4,150,735 in cash as a result of the foregoing. From these proceeds U.G. USA, Inc. was paid $1,021,390 for the Uranium which had been purchased by the Company on August 31, 1994. Approximately $515,000 was used to pay Company payables and payroll. In addition, $534,174 was paid to CSI of which $250,830 was to reimburse CIMM for salary and expenses for Messrs. Mays, Willmott, Fowler and Erdahl which CIMM billed to the Company and $283,344 was for interest and principal on the NEAG Notes.

BENTON TRANSFER AND SEC INVESTIGATION

     Between January 17, 1995 and January 20, 1995, Oren L. Benton, then the Chairman of the Board and Chief Executive Officer of the Company, transferred $1,080,000 of the Company's funds to CSI Enterprises, Inc. ("CSI"), Energy Fuels Exploration, Inc. ("EFX") and an individual affiliated with Mr. Benton. CSI and EFX are owned or controlled by Mr. Benton, and both companies are now in bankruptcy. The transfer of funds was not authorized by the Company's Board of Directors. The Company is pursuing various actions to recover the $1,080,000 and has recovered $300,000 of the total so far. The ability of the Company to recover the balance is not certain. See Election of Directors--Legal Proceedings.

     In addition, the Securities and Exchange Commission is currently conducting an informal investigation relating to the Company's liquidity problems earlier this year. The Company is unable to predict the outcome of this investigation.


CIMM AGREEMENT TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK

     In August 1994, the Company entered into an agreement with CIMM which gave the Company the right, prior to August 18, 1997, to require CIMM to purchase up to $6,996,750 of Common Stock at a per share price of $4.75 (1,473,000 shares). CIMM was granted demand and piggy-back registration rights for such shares. Benton guaranteed CIMM's performance of its obligations under this agreement. The issuance of the 736,842 shares to CIMM in connection with the assignment of the Scottish Nuclear Contract was credited against this obligation.


MILL JOINT VENTURE

     In the Fall of 1994, the Company entered into discussions with EFL relating to the creation of a joint venture for the processing of approximately 2 million pounds of Uranium. The Uranium was previously mined but not-yet-milled Uranium produced from mines in Arizona owned by partnerships in which EFL was the general partner and various Swiss utilities were the limited partners. The Uranium was to be processed through the White Mesa Mill located in Utah which was owned by a partnership whose general partner is EFN and whose limited partners are some of the same Swiss utilities that own an interest in the Arizona mines.

     On January 11, 1995 the Company accepted EFL's proposal for a joint venture and transferred $1 million to EFX in partial performance of its obligations under the joint venture. The terms and conditions of the joint venture were set forth in a draft joint venture agreement, but the agreement has not been executed. Because of the bankruptcy of various entities controlled by Mr. Benton, the realizability of the $1 million investment is doubtful.

WYOMING AND SOUTH DAKOTA JOINT VENTURE

     On November 18, 1994 the Company entered into an agreement with EFL to acquire from EFL a 45% interest in the Cheyenne River Partners Limited Partnership. The Partnership controls 13 million pounds of Uranium reserves located in Wyoming and South Dakota. The remaining ownership in the partnership is EFL 15% and various Swiss partners 40%. Under the agreement, the Company would be the general partner and the operator of the properties. The Company's 45% interest would be acquired through the issuance of 360,000 shares of the Common Stock of the Company at a valuation of $6.00 per share. The transfer of the partnership interest and the issuance of the shares has not been consummated. Because of the Benton Bankruptcy, it is uncertain whether this transaction will be consummated.


LOANS FROM WALLACE M. MAYS AND CERTAIN CURRENT AND FORMER MEMBERS OF MANAGEMENT

     Mr. Mays loaned the Company $65,000 on February 24, 1995 and $25,000 on March 27, 1995 (the "Mays Loans") in exchange for notes issued by the Company and a deed of trust on the Rosita property as collateral. Certain current and former members of management have made loans to employees of the Company during 1994 and 1995. In addition, a partnership in which certain current and former members of management are the partners loaned the Company $25,000 on April 7, 1995. On May 17, 1995, William M. McKnight, Jr. loaned the Company $20,000.
On May 26, 1995, the Mays Loans were repaid by the Company. The remaining loans continue to be outstanding.


OTHER PAYMENTS TO BENTON'S AFFILIATES

     In addition to the various payments to affiliates of Mr. Benton described under the foregoing captions, the following payments were made during 1994 and the first quarter of 1995 by the Company to entities owned, controlled, or otherwise affiliated with Mr. Benton: $39,355 to reimburse CIS for the salary of Mr. Mays, $5,800 to reimburse CIS for certain travel and other expenses and $115,533 for legal and other fees related to the Citibank debt restructuring.


OTHER

     On September 7, 1994, the Company made a short-term loan of $1,200,000 to Intercontinental Energy Corporation ("IEC"). Such loan bore interest at 10% per annum and was repaid in full on September 20, 1994. Mr. Wallace M. Mays, President and Chairman of the Board of the Company, was the President of IEC until February 22, 1995 when he resigned.

ACQUISITION OF SHARES BY MR. BENTON

     Except as indicated, the following information is based on Schedule 13Ds filed with the Securities and Exchange Commission (the "SEC") and has not been independently verified.

     From mid-1993 through early 1995, certain shareholders of the Company -- including, at various times, Harry L. Anthony, IV, Judith A. Anthony, Craig S. Bartels, Kelly L. Biddle, Richard F. Clement, Jr., Sergio Garza, Raymond G. Larson, William M. McKnight, Jr., Mark S. Pelizza and James M. Russell negotiated with Oren L. Benton and CIMM to reach an arrangement (i) by which such shareholders would transfer shares to CIMM or other Benton-controlled entities or certain person designated by Benton and (ii) as a condition to which the Company's outstanding indebtedness to Citibank would be restructured on terms satisfactory to the Company. These negotiations and certain agreements entered into in pursuit of them are summarized below and in other sections of this report.

     In September 1993 the foregoing shareholders of the Company (the "September Shareholders"), announced that they had agreed in principle to contribute their 3,528,746 shares of Common Stock of the Company (53% of the outstanding shares at September 2, 1993) owned by them or by trusts of which they act as trustees, to a limited partnership, the general partner of which was CIMM. CIMM would contribute to the limited partnership assets with a value equal to $4.00 times the number of shares contributed by the September Shareholders. At that time Messrs. Anthony, Clement, Larson and McKnight were directors and officers of the Company. In return for such contributions, the September Shareholders would receive limited partnership units equal to the number of shares of Common Stock contributed and CIMM would receive an equal number of units. Among the anticipated results of the proposed transfer stated to have been anticipated by the September Shareholders were (i) acquisition by the limited partnership of a majority of the then outstanding Common Stock of the Company, (ii) a restructuring or replacement of the Company's then existing bank credit agreement on terms satisfactory to the Company, (iii) a beneficial association with the Concord companies, including enhanced access to international Uranium markets, and (iv) the participation of the September Shareholders, to a reduced extent, in increases in the Company's market value and to receive certain downside protection on the value of their Common Stock upon an ultimate disposition of their limited partnership interests. No definitive agreement to implement the agreement in principle was executed.

     In February 1994, the foregoing agreement in principle was terminated and all the September Shareholders except Mr. Garza (the "February Shareholders") entered into option agreements (the "February Agreements") with six limited partnerships, the general partner of which was CIMM. Pursuant to the February Agreements, the February Shareholders could require the partnerships to purchase a total of 3,482,494 shares of the Company's Common Stock that the February Shareholders then held at an exercise price of $4.00 per share. CIMM, as general partner, controlled the limited partnerships, which, upon completion of the transaction, would, collectively, have held a majority of the Company's outstanding Common Stock. The February Shareholders stated that they anticipated that this transaction, or a similar transaction to be negotiated by the parties with another Benton-designated entity, would also have the effects described in clauses (i) through (iii) of the last sentence of the preceding paragraph. The February Agreements expired unexercised on March 31, 1994.

     In July 1994, the February Shareholders entered into agreements with certain persons, including Mr. Wallace M. Mays and certain persons who were either associated with Mr. Benton or were designated by him (the "Optionees"), granting the Optionees the right to acquire a total of 3,109,979 shares of the Company's Common Stock owned by the February Shareholders (the "Call Option Agreements"). The Call Option Agreements provided for the February Shareholders to receive amounts ranging from $.90 to $1.10 per share for the grant of such call options. The exercise prices of the call options ranged from $3.35 to $3.65, so that the total consideration that would have been payable to the February Shareholders if the call options were exercised ranged from $4.45 to $4.55. The Optionees could exercise their rights at certain times between September 9, 1994, and December 20, 1994. (Certain of the February Shareholders executed extensions of certain of their call options to dates not later than January 10, 1995.) A total of 424,409 shares of Common Stock were sold pursuant to the exercise of certain of the Call Option Agreements. Several other purported notices of exercise of the call options were given, but no closing occurred with respect thereto. An additional 190,000 shares were sold by the February Shareholders to the Optionees or to other Benton-designated purchasers otherwise than pursuant to the Call Option Agreements. Mr. Larson also agreed to sell 20,000 shares of Common Stock that had been covered by an expired Call Option Agreement to Mr. Benton, but such sale was not completed.

     In addition, in July 1994, the February Shareholders holding a total of 3,482,224 shares of the Company's Common Stock, entered into new put option agreements with four of the aforementioned CIMM-controlled limited partnerships granting the February Shareholders the right to require such partnerships to purchase any of such shares of the Company's Common Stock not sold pursuant to the Call Option Agreements (the "Put Option Agreements"). The put options under the Put Option Agreements were exercisable between December 21, 1994 and January 21, 1995 for $4.00 per share. In June 1994, such four CIMM-controlled limited partnerships had previously entered into arrangements with the Company to restructure certain indebtedness of the Company to Citibank as described above under the caption "Acquisition of Citibank Notes by Benton" and as contemplated by the prior negotiations of the February Shareholders with Benton and CIMM.

     Certain of the Optionees may also have had arrangements with Mr. Benton in connection with the Call Option Agreements whereby Mr. Benton would agree to finance their acquisition of the shares of Common Stock and/or acquire a right to purchase such options or shares from the Optionees. None of the information in this paragraph concerning the financing by Benton or his right to acquire shares from the Optionees has been independently verified because no documents have been filed with the SEC by Mr. Benton or the Optionees describing such arrangements.

     Except as discussed above, the Put Option Agreements and Call Option Agreements expired unexercised. Mr. Benton represented to the February Shareholders that certain of the call options under the Call Option Agreements (excluding those held by Mr. Mays) had been assigned to him and requested that such call options and Mr. Mays's call options be reinstated and amended. On various dates in January and February 1995, but effective as of January 4, 1995, Messrs. Larson, Anthony, Clement, Russell, Pelizza, and McKnight and Ms. Anthony (the "January Shareholders") entered into agreements with CIMM and/or Mr. Mays to reinstate and/or amend their Call Option Agreements (the "Amended Call Option Agreements"). (Mr. Biddle declined to reinstate his Call Option Agreement, and Mr. Bartels had sold all his shares pursuant to the exercise of the call options under his Call Option Agreements.) Under the Amended Call Option Agreements, as consideration for the reinstatement and/or amendment of the call options held by CIMM and Mr. Mays, CIMM and/or Mr. Mays agreed to pay the January Shareholders cash totalling $63,311 and CIMM agreed to cause EFX to grant each of the January Shareholders a carried, non-contributory limited partnership interest in Gobi Development Limited Partnership (a limited partnership to which EFX agreed to contribute its 70% interest in a joint venture owning various uranium properties in Mongolia), to cause EFX to repurchase any such limited partnership interest in the event of the death of any January Shareholder who held such interest for amounts ranging from $100,000 to $1,500,000 to cause EFX to maintain life insurance policies on the January Shareholders sufficient to fund such repurchase obligations and to secure the obligations of CIMM and Mr. Mays under the Amended Call Option Agreements with the pledge of a total of 1,000,000 shares of Common Stock of the Company. Under the Amended Call Option Agreements, CIMM acquired call options covering a total of 1,711,530 shares and Mr. Mays acquired call options covering a total of 205,678 shares exercisable at exercise prices equal to $4.00 per share; the expiration date was changed to March 31, 1996; CIMM and/or Mr. Mays agreed to pay the January Shareholders $.10 per share per quarter commencing with the first quarter of 1995 to maintain the call options in existence; the January Shareholders were granted a right to put the shares to CIMM during the last 10 days of any calendar quarter during the option term at a price of $4.00 per share; and each January Shareholder granted CIMM a proxy to vote the shares (including the shares under option to Mr. Mays).

     Pursuant to the Amended Call Option Agreements, the call options covered a total of 1,917,208 shares: 680,455 shares held by Mr. Larson, 205,007 shares held by a trust of which Mr. and Mrs. Anthony act as the trustees, 156,130 shares held by Mr. Clement, 77,678 shares held by Mr. Russell 144,913 shares held by Mr. Pelizza and 653,025 shares held by two trusts of which Mr. McKnight acts as trustee.

     The Company has been informed that on March 2, 1995, Mr. Pelizza terminated the call options under his Amended Call Option Agreements with CIMM and Mr. Mays (and the related proxies held by CIMM) as a result of the dishonor of checks tendered to him for the reinstatement and amendment of the Call Option Agreements. The Company has also been informed that on March 22, 1995, each of the other January Shareholders exercised his or her right to put the remaining 1,626,617 shares subject to the options to CIMM and the remaining 145,678 shares subject to the options to Wallace M. Mays. Neither CIMM nor Mr. Mays performed their obligations to purchase the January Shareholders' shares of Common Stock upon exercise of the put. On March 30, 1995, as a result of such failure, the other January Shareholders exercised their right of termination under the Call Option Agreements thereby terminating the call options held by CIMM and Mr. Mays under the Amended Call Option Agreements and terminated the proxies granted to CIMM with respect to such shares; and neither CIMM nor Mr. Mays now has any rights with respect to the shares discussed above.


LINDNER NOTES AND WARRANTS

     On May 25, 1995, the Company received $6,000,000 in cash through the issuance of 6.5% secured convertible notes in the aggregate principal amounts of $1,500,000 and $4,500,000 initially convertible at $4.00 per share into 375,000 and 1,125,000 shares of Common Stock to Lindner Investments and Lindner Dividend, respectively. In addition, the Company issued immediately exercisable warrants to purchase 375,000 shares and 1,125,000 shares of the Company's Common Stock at an initial exercise price of $4.00 per share to Lindner Investments and Lindner Dividend, respectively. For the material provisions of the notes and warrants, see Proposal to Approve the Stock Issue Transaction.


                              SECTION 16 REPORTING

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) filings.

     Based solely on its review of copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during, the year ended December 31, 1994, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements except as noted below.

     The Company is not aware of any Form 4 or Form 5 filing for Oren L. Benton or any related entities since Mr. Benton's original Form 3 filing on January 11, 1995.


           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors was formed on August 10, 1994. Messrs. Erdahl and Willmott were its original members. Currently, the Compensation Committee consists of Messrs. Erdahl, Ireland and Tompkins. Prior to forming the Compensation Committee, all of the directors then serving on the Board of Directors participated in the process of determining the compensation of the Company's executive officers, including executive officer compensation for the fiscal year ended December 31, 1994. The current members of the Board of Directors, however, did not take part in establishing compensation for the executive officers in 1994 because all current directors were not appointed to the Board until after 1994 executive compensation was set. Therefore, neither the current members of the Compensation Committee nor the current members of the Board of Directors can describe the factors the Board used in 1993 to establish 1994 executive compensation.


September 4, 1995

                                               MEMBERS OF THE BOARD OF DIRECTORS


                                               Paul K. Willmott


                                               Leland O. Erdahl


                                               George R. Ireland


                                               James B. Tompkins


                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock to the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and to a self-determined peer group comprised of American Nuclear Corporation, United States Energy Corp. and Rio Algom Mines, Ltd. for the Company's last five fiscal years. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 at December 29, 1989, and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                                   1989-1994




                                    [GRAPH]




 Total Returns Index For:               12/29/89    12/31/90    12/31/91    12/31/92    12/31/93    12/30/94
 ------------------------               --------    --------    --------    --------    --------    --------
 Nasdaq Stock Market
    (U.S. Companies) (a)                   100        84.9        136.3       158.6       180.9       176.9

 Self-Determined Peer Group (b)(c)         100        88.7        111.9       108.6       137.2       155.2

 Uranium Resources, Inc. (c)               100        72.1         39.1        53.5        59.7       100.6


(a) Source: National Association of Securities Dealers, Inc. All dividends are reinvested on the ex-dividend date. The CRSP Total Return Index includes all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market.

(b) Comprised of American Nuclear Corporation, United States Energy Corp. and Rio Algom Mines, Ltd.

(c) Source: The Center for Research in Security Prices (affiliated with the University of Chicago Graduate School of Business). All dividends are reinvested on ex-dividend date.


                       PROPOSAL TO AMEND AND RESTATE THE
                          EMPLOYEES' STOCK OPTION PLAN
                           (PROPOSAL 2 ON PROXY CARD)

     On August 16, 1995, the Board of Directors approved, subject to shareholder approval, an amendment to and restatement of the Company's Employees' Stock Option Plan (the "Employees' Plan") to increase the number of shares available for grant from 850,000 shares to 1,350,000 shares. The amendment and restatement (the "Amended Plan") has been necessitated by the reduction of available shares under the Employees' Plan to approximately 230,252 shares as of August 16, 1995. The additional shares to be reserved under the Amended Plan will enable the Company to provide incentives to employees to perform well in a difficult and rapidly changing environment in the uranium mining industry. The Company seeks to retain such valuable employees as such employees will be performing important roles in returning the Company's mining properties to production. Many of such employees have not received increases in compensation for several years.

     At the Meeting, the stockholders are being requested to consider and approve the Amended Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present at the Meeting, either in person or by proxy, will be required to approve the Amended Plan.

     The essential features of the Employees' Plan, as amended, are outlined below, but such description is qualified in its entirety by reference to the Amended Plan, which is attached hereto as Exhibit A.

     Purpose. The purpose of the Employees' Plan is to provide such personnel who have a substantial responsibility for the Company's management and growth with additional incentive by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in its employ.

     Administration. The Employees' Plan is administered by a Committee of the Company's Board of Directors consisting of at least two directors, each of whom is a "disinterested person" as defined by Rule 16b-3. The Committee has the power, subject to the provisions of the plan, to determine to whom and when to grant options under the plan and the number of shares covered by each option, to interpret the plan, and to prescribe, amend, and rescind rules and regulations relating to the plan.

     Duration and Amendment. No options may be granted under the Employees' Plan after January 15, 2002. The plan may not be amended, modified or revised to (i) materially increase the benefits accruing to participants under the plan; (ii) materially increase the number of shares that may be issued under the plan; or (iii) modify the requirements as to eligibility for participation in the plan, without the approval of the Company's stockholders.

     Eligibility and Exercise Price. Options may be granted under the Employees' Plan to key employees (including officers and members of the Board of Directors who are employees) of the Company or its subsidiaries. As of August 11, 1995, 20 employees held options granted under the Employees' Plan. Currently, the aggregate number of shares that may be issued pursuant to the exercise of options granted under the Employees' Plan shall not exceed 850,000. Pursuant to the Amended Plan, the authorized number of shares that could be issued upon exercise of options granted under the Amended Plan would not exceed 1,350,000. The aggregate number of shares that may be issued to any one person pursuant to the exercise of options under the Employees' Plan shall not exceed 5% of the total number of shares of Common Stock then issued and outstanding. Upon exercise, the Company will receive consideration from the optionee in an amount equal to the number of shares for which such options are exercised multiplied by the per share exercise price. The per share exercise price of the option shall not be less than 100% of the fair market value of the Common Stock on the date of grant. On August 14, 1995, the closing price of the Company's Common Stock as quoted on the Nasdaq National Market was $8.25 per share.

     Terms of Options. No option granted under the Employees' Plan is exercisable prior to the first anniversary date of grant. Thereafter, an option may be exercised with respect to 25% of the shares subject to the option during the year commencing on the first anniversary of the grant of the option, increasing by an additional 25% each year thereafter. No option is exercisable on or after the ten years after its date of grant. The exercise price for options is payable by certified check. If an optionee dies before the expiration of an option, the option is exercisable for a period of one year thereafter by optionees heirs or legal representative to the same extent it was exercisable by the optionee at the time of his or her death. Options terminate on the 30th day after an optionee ceases to be an employee of the Company except in the case of termination for cause, in which case options will lapse as of the time of such termination.

     Restrictions on Transfer. Under the Employees' Plan, an option may not be transferred except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. An option is exercisable during the optionee's lifetime only by the optionee or by the optionee's guardian or legal representative.

     Effect of Certain Corporate Changes. In the event of a payment of a stock dividend or other increase or reduction of the number of shares of Common Stock outstanding without receipt by the Company of full compensation therefor, the number, class and per share price of shares of Common Stock subject to outstanding options will be appropriately adjusted so that an optionee, upon exercise of an option, will receive, for the same aggregate cash consideration, the same total number and class of shares that he or she would have received had the option been exercised in full immediately prior to the event requiring adjustment. If the Company is merged into another corporation or is liquidated or sells or otherwise disposes of all or substantially all of its assets while unexercised options remain outstanding, after the effective date of such merger or sale, each holder of an outstanding option shall be entitled to receive, in lieu of shares of Common Stock, shares of such stock or other securities as the holders of Common Stock received pursuant to the terms of the merger or sale. In addition, the Board may cause all options that otherwise would not be exercisable to become exercisable in full prior to the effective dateof such merger or sale provided that notice of such cancellation is given to the holder of each option and each holder has the right to exercise such option in full during the 30-day period preceding the effective date of the merger or sale.

     Federal Income Tax Consequences of Options Under the Employees' Plan. The grant of an option under the Employees' Plan generally will not result in any taxable income to the optionee or deduction to the Company at the time it is granted. The optionee generally will recognize taxable compensation, and the Company will be allowed a deduction for federal income tax purposes, at the time of the exercise of the option in the amount in excess of the then fair market value of the shares acquired over the exercise price.

     Grants to Date. Stock options covering 1,007,248 shares of Common Stock have been granted to date under the Employees' Plan. As of August 16, 1995, options covering 387,500 shares of Common Stock had expired unexercised and became available for future grants to the Company's employees. Of the stock options granted to date under the Employees' Plan, options to purchase 200,000 shares of Common Stock were granted to Paul K. Willmott, a nominee for director. In addition, G. Michael Moore received options to purchase 100,000 shares of Common Stock, representing over 5% of the options granted under the plan. Mr. Moore's options have since expired unexercised. The following table sets forth the estimated present value of the options on the grant date for options granted under the Employees' Plan to certain current and former employees of the Company:

                               NEW PLAN BENEFITS

                                                                            EMPLOYEES' PLAN
                                                              -------------------------------------------
 NAME AND POSITION                                            DOLLAR VALUE $ (1)         NUMBER OF SHARES
 -----------------                                            ------------------         ----------------
 Raymond G. Larson, Chairman, President
      and Chief Executive Officer  . . . . . . . . . . .           $116,050                    55,000

 Wallace M. Mays, Chairman, President
      and Chief Executive Officer  . . . . . . . . . . .           $634,000                   200,000

 Joe H. Card, Senior Vice
      President - Marketing  . . . . . . . . . . . . . .             $158,250                   75,000

 William M. McKnight, Jr., Executive Vice
      President  . . . . . . . . . . . . . . . . . . . .             $116,050                   55,000

 Richard F. Clement, Jr., Senior Vice
      President - Exploration  . . . . . . . . . . . . .             $ 52,223                   24,750

 Current Executive Officers as a Group (3 persons) . . .           $1,332,300                  330,000

 Non-Executive Officer Employee
      Group (26 persons) . . . . . . . . . . . . . . . .           $1,609,946                  677,248

-----------------------------------

(1) The estimated grant date present value is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table including the following: the exercise price for the options, which for each grant was the fair market value of the Common Stock on the close of business on the grant date; an option term of ten years, which represents the length of time between the grant date of the options and their expiration; the risk free rate of interest which represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the ten-year option term; the Common Stock volatility for a one-year period prior to the date of grant, ranging from 49.76% to 72.77% depending upon the date of grant; and no dividends are paid with respect to Common Stock. The Company does not advocate or agree necessarily that the Black-Scholes model can determine properly the value of an option. The ultimate values of the options granted to non-employee directors will depend on the future market price of the Company's Common Stock, which cannot be forecast with reasonably accuracy. The actual value, if any, an optionee will realize upon exercise of an option granted under the Employees' Plan will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised.

         Shareholders should note that because a current employee director, Paul K. Willmott, has received and may in the future receive stock options under the plan, Mr. Willmott has a personal interest in the proposal and its approval by stockholders. However, the members of the Board of Directors believe that the Amended Plan is in the best interests of the Company and its stockholders.


                PROPOSAL TO APPROVE THE STOCK ISSUE TRANSACTION
                           (PROPOSAL 3 ON PROXY CARD)

         On May 25, 1995, the Company received $6,000,000 pursuant to a Note and Warrant Purchase Agreement (the "Purchase Agreement") dated May 25, 1995, by and among the Company, Lindner Investments and Lindner Dividend. Pursuant to the Purchase Agreement, Lindner Investments and Lindner Dividend (collectively, "Lindner") purchased certain notes (the "Notes") in the aggregate principal amounts of $1,500,000 and $4,500,000, respectively. In addition, the Company issued warrants ("Warrants") to purchase 375,000 shares and 1,125,000 shares of the Company's Common Stock at a purchase price of $4.00 per share to Lindner Investments and Lindner Dividend, respectively.

         Pursuant to the Purchase Agreement, the Company has agreed to seek the approval of stockholders for issuance of Common Stock upon conversion of the Notes and exercise of the Warrants.

         The following is a summary of the material terms of the Notes and the
Warrants:


NOTES

         General. The Notes bear interest on the unpaid principal balance at the rate of 6.5% per annum payable quarterly in arrears until the Notes mature on May 31, 1998. The Notes convert into 1,500,000 shares of Common Stock at an initial conversion price of $4.00 per share. If all the Notes and Warrants were converted and exercised at the current conversion and exercise prices, Lindner would control 38.5% of shares of Common Stock outstanding as of August 16, 1995.

         Pursuant to the Purchase Agreement, the Company agreed to appoint, on an interim basis, two designees of Lindner to the Board of Directors and to nominate the designees for re-election to the Board at each annual meeting of the Company while the Notes remain unpaid. In addition, the Company agreed to obtain stockholder approval, on or before December 31, 1995, of the issuance of the Common Stock to the holder of the Notes and Warrants. Failure to obtain such stockholder approval will constitute an Event of Default under the Purchase Agreement and permit the holders of such Note to declare principal and interest on the Notes immediately due and payable. See --Events of Default.

         Security. URI, Inc., a Delaware corporation and wholly-owned subsidiary of the Company has guaranteed the obligations of the Company under the Notes. The guaranty is secured by (a) a first lien on leases on the Company's Kingsville Dome and Rosita properties located in Kleberg County, Texas and Duval County, Texas, respectively, (b) the lands subject to those leases, (c) permits, licenses and easements in those leases, (d) a security interest in all plant and equipment on the lands and (e) any additional after-acquired rights and interests in the lands and leases.

         Anti-Dilution Provisions. If prior to conversion or payment of Notes, the Company declares dividends or makes distributions on outstanding Common Stock payable in shares of Common Stock, subdivides outstanding shares of Common Stock into a greater number of shares, combines outstanding shares of Common Stock into a smaller number of shares or issues shares of capital stock by reclassification or capital reorganization, the conversion price for the Notes will be adjusted. The adjustment will entitle the Note holder to receive the number and kind of shares of Common Stock or other capital stock upon conversion which the holder would have owned or have been entitled to receive immediately after the action had the holder converted the Note prior to the action. The conversion price of the Notes will also be adjusted in order to maintain the value of the conversion right if before conversion of all of the Notes, the Company issues Common Stock at below 98% of its market price, issues securities convertible into Common Stock at a conversion price below 98% of the market price of the Common Stock, or distributes securities convertible into Common Stock to all holders of Common Stock.

         Restrictions on Debt. The Company agreed that neither the Company nor any subsidiary of the Company (a "Subsidiary") would (a) create any additional lien on property of the Company or any Subsidiary other than existing liens and liens for working capital purposes attached to the Company's or a Subsidiary's inventory or certain intangibles or (b) create any additional debt other than existing debt, accounts payable, working capital debt of not more than $5,000,000 and debt between the Company and any Subsidiary. The Company further agreed not to declare or make dividend payments or other distributions to holders of the Company's or a Subsidiary's capital stock nor to purchase, or allow a Subsidiary to purchase, outstanding capital stock of the Company.

         Events of Default. An Event of Default occurs if (a) the Company defaults in payment of principal or interest on any Note; (b) the Company or any subsidiary fails to comply with any term or covenant of the Purchase Agreement; (c) an event of default occurs under any mortgage, indenture or instrument securing debt of the Company if as a result the debt is due in full in an amount greater than $500,000 (d) the Company fails to obtain shareholder approval for the issuance of Common Stock upon the conversion of the Notes and the exercise of the Warrants, (e) the Company uses any proceeds from sale of the Notes other than as specified in the Purchase Agreement; (f) a final judgment for payment of $500,000 or more is entered against the Company or a Subsidiary which remains unpaid for 30 days; (g) the Company or URI, Inc. files for voluntary bankruptcy or seeks similar relief under any debt law; (h) a bankruptcy petition is filed against the Company and is not dismissed within 60 days; (i) the Company fails to appoint Lindner's designees to the Board initially or nominate them at any annual meeting, or (j) the Company fails to provide notice of an Event of Default and the action the Company has taken or proposes to take with respect to such Event of Default.

         If an Event of Default occurs, the holders of a majority of the principal amount of the Notes may declare the unpaid principal and accrued interest due and payable and such principal and interest will be due and payable immediately. If any Event of Default under (g) or (h) above occurs, the unpaid principal amount and accrued interest will become immediately due and payable without action by the holders of the Notes.


WARRANTS

         The Warrants are exercisable for 1,500,000 shares of Common Stock at an initial exercise price of $4.00 per share. The Warrants are exercisable until May 31, 1998 and all Warrants are still outstanding and have not been exercised. The anti-dilution provisions outlined in the above discussion of the Notes also apply to the Warrants.

          PROPOSAL TO APPROVE THE IRELAND AND TOMPKINS OPTION GRANTS
                          (PROPOSAL 4 ON PROXY CARD)

         On May 25, 1995, the Company's Board of Directors approved a grant of options to each of George R. Ireland and James B. Tompkins, subject to stockholder approval. The Company is seeking the approval of the Company's stockholders for the Ireland and Tompkins Option Grants in order to comply with the requirements of the Bylaws of the National Association of Securities Dealers, inc. (the "NASD Bylaws"). Messrs. Ireland and Tompkins are the two individuals designated by Lindner and approved by the Board of Directors to serve on the Board on an interim basis until the annual meeting. Each of Messrs. Ireland and Tompkins were granted options to purchase 100,000 shares of Common Stock at an exercise price of $4.50 per share which was the fair market value of a share of Common Stock on May 25, 1995. All such options are immediately exercisable and expire May 24, 1998, 30 days after the holder ceases to be a director of the Company or one year after such holders death, whichever occurs first. Mr. Ireland and Mr. Tompkins are nominees to serve on the Board of Directors.


                 PROPOSAL TO APPROVE THE ERDAHL OPTION GRANT
                        (PROPOSAL 5 ON THE PROXY CARD)

         On August 16, 1995, the Company's Board of Directors approved a grant of options to Leland O. Erdahl, subject to stockholder approval. The Company is seeking the approval of the Company's stockholders for the Erdahl Option Grant in order to comply with the requirements of the NASD Bylaws. Mr. Erdahl was granted options to purchase 100,000 shares of Common Stock at an exercise price of $8.375 per share which was the fair market value of a share of Common Stock on August 16, 1995. Such options are immediately exercisable and expire on May 24, 1998, 30 days after Mr. Erdahl ceases to be a director of the Company or one year after his death, which occurs first. Mr. Erdahl is a nominee to serve on the Board of Directors.


                    PROPOSAL TO APPROVE THE BCSC APPLICATION
                           (PROPOSAL 6 ON PROXY CARD)

         The Company was originally incorporated under the laws of British Columbia, Canada on August 20, 1984, under the name Summer Resources Ltd. As a British Columbia corporation, the Company's Common Stock was listed on the Vancouver Stock Exchange beginning December 18, 1987. On January 12, 1990, the Company voluntarily delisted the Common Stock from the Vancouver Stock Exchange.

         However, the Company is still required, under the laws of British Columbia, to make periodic reports to the British Columbia Securities Commission (the "BCSC"). In order to eliminate the additional costs of complying with the British Columbia securities law, the Company has made an application (the "BCSC Application") with the BCSC for an order that the Company no longer be required to make periodic reports to the BCSC. BCSC requires that the BCSC Application be approved by the Company's stockholders.

         Upon approval of the BCSC Application by the Company's stockholders and by the BCSC, the BCSC would issue such order and the Company would cease to be a reporting issuer under British Columbia law. The Company would still be subject to United States federal and state securities laws, and the Company's Common Stock would continue to be listed on the Nasdaq national market system.


                        PROPOSAL TO RATIFY THE SELECTION
                      OF ARTHUR ANDERSEN, LLP AS AUDITORS
                           (PROPOSAL 7 ON PROXY CARD)

         The Board of Directors voted to engage Arthur Andersen, LLP as independent accountants to audit the accounts and financial statements of the Company for the fiscal year ending December 31, 1995, and directed that such engagement be submitted to the stockholders of the Company for ratification.
In recommending ratification by the stockholders of such engagement, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm's professional competence and standing. Although ratification by stockholders of the engagement of Arthur Andersen, LLP is not required by Delaware corporate law or the Company's Certificate of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company's stockholders. If stockholder approval is not received, management will reconsider the engagement.

         It is expected that one or more representatives of Arthur Andersen, LLP will be present at the Meeting and will be given the opportunity to make a statement if they so desire. It also is expected that the representatives will be available to respond to appropriate questions from the stockholders.


               BOARD OF DIRECTORS' RECOMMENDATIONS; VOTE REQUIRED

         The Board of Directors unanimously recommends a vote (i) FOR the election as director of each of the nominees named in the proxy, (ii) FOR the approval of the Amended Plan, (iii) FOR the approval of the Stock Issue Transaction, (iv) FOR the approval of the Ireland and Tompkins Option Grants,
(v) FOR the approval of the Erdahl Option Grant. (vi) FOR the approval of the BCSC Application, and (vii) FOR the ratification of the appointment of Arthur Andersen, LLP as independent auditors.

The affirmative vote of the holders of (i) a plurality of the votes of the outstanding shares of Common Stock present at the Meeting, either in person or represented by proxy, is required to elect each nominee as a director and
(ii) a majority of the outstanding shares of Common Stock present at the Meeting, either in person or represented by proxy, is required to amend and restate the Employees' Plan, approve the Stock Issue Transaction, approve the Ireland and Tompkins Options Grants approve the Erdahl Option Grant and approve the BCSC Application and to ratify the appointment of Arthur Andersen, LLP.


                     COST AND METHOD OF PROXY SOLICITATION

         The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. All expenses for soliciting Proxies, including the expense of preparing, printing and mailing the form of Proxy and the material used in the solicitation thereof, will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company. Such persons will receive no additional compensation for such services. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

              ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

         You are referred to the Company's annual report, including consolidated financial statements, for the year ended December 31, 1994, enclosed herewith for your information. The annual report is not incorporated in this Proxy Statement and is not to be considered part of the soliciting material.


                      DEADLINE FOR RECEIPT OF STOCKHOLDER
                       PROPOSALS FOR 1996 ANNUAL MEETING

         Any proposals that stockholders of the Company desire to have presented at the 1996 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 31, 1995.


                        UNDERTAKING TO PROVIDE DOCUMENTS

         THE COMPANY WILL PROVIDE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON AND THE PAYMENT OF A REASONABLE FEE, A COPY OF ANY EXHIBIT TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 1995. WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO LAURA GREIG, URANIUM RESOURCES, INC., 12750 MERIT DRIVE, SUITE 1020, LB 12, DALLAS, TEXAS 75251, (214) 387-7777.


                                 MISCELLANEOUS

         The Board of Directors is not aware of any matter, other than the matters described above, to be presented for action at the Meeting. However, if any other business properly comes before the Meeting, the person or persons named in the enclosed form of proxy will vote the proxy in accordance with his or their best judgment on such matters.


DALLAS, TEXAS
September 4, 1995

                                                                       EXHIBIT A


                            URANIUM RESOURCES, INC.
                          EMPLOYEES' STOCK OPTION PLAN
              (AS AMENDED AND RESTATED EFFECTIVE AUGUST 16, 1995)


         1. Purpose. The Uranium Resources, Inc. Employees' Stock Option Plan (as Amended and Restated Effective August 16, 1995) (the "Plan") is intended to advance the best interests of Uranium Resources, Inc., a Delaware corporation (the "Company"), by providing employees who have a substantial responsibility for the Company's management and growth with additional incentive by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in its employ.

         2. Administration. The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). The Committee shall consist of at least two directors of the Company, each of whom is a "disinterested person" as defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Board may from time to time remove directors from, or add directors to, the Committee. Vacancies on the Committee shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Subject to the provisions of the Plan, the Committee shall have complete powers respecting the Plan, including but not limited to authority to determine to whom and when to grant options under the Plan (the "Options") and the number of shares covered by each Option, to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan. All questions of interpretation and application of the Plan, or pertaining to any Option granted hereunder, shall be subject to determination by a majority of the Committee, which determination shall be final and binding upon all parties.

         3. Option Shares. The stock subject to the Options shall be shares of the Company's common stock, $.001 par value per share (the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted shall not exceed in the aggregate 1,350,000 shares; provided, that the aggregate number of shares shall be subject to adjustment in accordance with the provisions of Paragraph 14 hereof. Such shares may be treasury shares or authorized but unissued shares. In the event that any outstanding Option for any reason shall expire or terminate by reason of the death or severance of employment of the optionee, the surrender of any such Option or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

         4. Eligibility. The individuals who shall be eligible to participate in the Plan shall be such officers and other key employees (including officers and employees who may be members of the Board) of the Company, or of any corporation in which the Company owns, directly or indirectly, stock possessing fifty percent or more of the total combined voting power of all classes of stock, as the Committee shall determine from time to time.

         5. Option Price and Number of Shares. The price at which shares may be purchased pursuant to Options shall be not less than 100% of the fair market value of the shares of Common Stock on the date that option is granted. For purposes of this Paragraph 5, fair market value" shall mean:

                 (a) If the Common Stock is reported on any officially recognized U.S. exchange or over the counter market on that date, as follows (i) either the closing price of a share of Common Stock on that date as reported on such exchange or over the counter market, or
         (ii) where last sale trade reporting on the Common Stock is not available, the average of the bid and asked prices of a share of Common Stock on that date as reported on such exchange or over the counter market;

                 (b) If no shares of Common Stock were traded on any officially recognized U.S. exchange or over the counter market on that date or if, in the discretion of the Board, another means of determining the fair market value of a share of Common Stock at such date shall be necessary in order to comply with or conform to the requirements of any applicable law, governmental regulation or ruling of the Internal Revenue Service or the Securities and Exchange Commission, the Committee may provide for another means for determining fair market value.

         Subject only to any applicable limitations set forth in the Plan, the number of shares of Common Stock to be covered by any Option shall be as determined by the Committee; provided, that the aggregate number of shares issued to any one person pursuant to the exercise of Options granted hereunder shall not in any event exceed five percent (5%) of the total number of shares of Common Stock then issued and outstanding. The Options granted hereunder shall not be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         6. Duration of Options. No Option shall be granted hereunder after January 15, 2002. No Option shall be exercisable prior to the date that is one year after its date of grant. Thereafter, for the one-year period that commences on the date that is one year after its date of grant, it shall be exercisable with respect to not more than 25% of the shares subject thereto; for the one-year period that commences on the date that is two years after its date of grant, it shall be exercisable with respect to not more than 50% of the shares subject thereto; for the one-year period that commences on the date that is three years after its date of grant, it shall be exercisable with respect to not more than 75% of the shares subject thereto; and commencing on the date that is four years after its date of grant and ending on the date that is one day less than ten years after its date of grant, it shall be exercisable with respect to 100% of the shares subject thereto. No Option shall be exercisable on or after ten years after its date of grant.

         7. Exercise of Options. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Option is to be exercised and the address to which the certificates representing the shares of Common Stock issuable upon the exercise of such Option shall be mailed. In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by payment by certified check payable to the Company of the option price of such shares of Common Stock. In addition, the Committee may request that there be presented to and filed with it such evidence as it may deem necessary to establish that the shares of Common Stock to be purchased are being acquired for investment and not with a view to their distribution or resale, except such resale as may be in accordance with applicable securities laws, and the Company may place a legend to such effect on each certificate evidencing such shares in such form as the Company upon advice of counsel may specify. Also, the Committee may require an additional amount payable in the form stated above equal to any federal, state or local taxes which the Committee, with the advice of legal counsel, deems necessary or appropriate to be withheld in connection with the exercise of an Option hereunder. To the extent that shares of Common Stock subject to Options granted under the Plan are registered under the Securities Act of 1933, as now in effect or hereinafter amended (the "Securities Act"), any investment representation required by the Committee shall be waived upon the date such registration is effective.

         As promptly as practicable after the receipt by the Company of (i) such written notice from the optionee setting forth the number of shares of Common Stock with respect to which such Option is to be exercised, (ii) payment of the Option exercise price for such shares in the form required by the foregoing provisions of this Paragraph 7, (iii) such evidence of intent to acquire such Common Stock for investment as may be required by the Committee and (iv) an amount equal to any federal, state or local taxes which the Committee deems necessary or appropriate to be withheld incident to the exercise of an Option hereunder, the Company shall cause to be delivered to such optionee certificates representing the number of shares of Common Stock with respect to which such Option has been so exercised.

         8. Transferability of Options. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Options shall be exercisable during an optionee's lifetime only by him or by his guardian or legal representative.

         9. Termination of Employment or Death of an Optionee. Any Option granted under the Plan shall terminate and be of no further force and effect on the 30th day after the optionee holding such Option shall cease to be an employee of the Company except that, in the event that such optionee is discharged from the employment of the Company for cause, any such option shall terminate and be of no further force and effect at the time of such discharge. If an optionee should die before the expiration of any Option granted to him hereunder, such Option shall be exercisable for a period of one year after the date of his death by his heirs or legal representative to the same extent it was exercisable by the optionee on the date of his death.

         10. Requirements of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provision of any applicable statue or regulation of any governmental authority. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by such Option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Option is acquiring such shares for investment and not with a view to the distribution or resale thereof and that such shares may otherwise be issued without registration under the Securities Act or state securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

         11. No Rights as Stockholder. No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

         12. No Employment Obligation. The granting of any Option shall not impose upon the Company any obligation to employ or continue to employ any optionee; and the right of the Company to terminate the employment of an officer or other employee shall not be diminished or affected by reason of the fact that an Option has been granted to him. The granting of an Option shall not impose on any optionee any obligation to acquire and pay for any of the shares covered by such Option.

         13. Exchange Approval. If required by any exchange on which the Common Stock is listed, the grant of any Option hereunder shall be subject to the approval of such exchange and, if such approval is not obtained in a timely manner as set forth in the stock option agreement related thereto, such Option shall lapse and be null and void.

         14. Changes in the Company's Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or preferred stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving full compensation therefor in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise Of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (ii) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved for that number and class of shares that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

         After a merger of one or more corporations into the Company, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required actions by stockholders) in addition to or in lieu of the number and class of shares as to which such Option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger if, immediately prior to such merger, such holder had been the holder of record of the number of shares of Common Stock as to which such Option was then exercisable.

         If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; (ii) the Board may waive any limitations set forth in or imposed pursuant to Paragraph 6 hereof so that all Options, from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Paragraph 6 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options.

         15. Amendment of Plan. The Board may, insofar as permitted by law, from time to time, with respect to any shares of Common Stock at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, that except for adjustments made pursuant to Paragraph 14 hereof no such revision or amendment, if effected without the approval of the Company's stockholders, shall (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of shares that may be issued under the Plan; or (iii) modify the requirements as to eligibility for participation in the Plan.

         16. Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in exchange for the granting of new options in substitution therefor. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the optionee, alter or impair his rights or obligations under such Option.

         17. Written Agreement. Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above and shall be signed by the optionee and by the President or any Vice President of the Company for and in the name and on behalf of the Company.

         18. Effective Date of Plan. The Plan, as amended and restated, shall be deemed to have been adopted on August 16, 1995, if on or prior to October 15, 1995, it shall have been approved by the holders of a majority of the outstanding shares of Common Stock present, either in person or by proxy, at a duly constituted meeting of the holders of the Common Stock.

IN WITNESS WHEREOF, the Plan is executed this 16th day of August, 1995.

                                          URANIUM RESOURCES, INC.



                                          By:___________________________________
                                                 Paul K. Willmott, President

ATTEST:



_________________________________________
Laura A. Greig, Assistant Secretary

                           URANIUM RESOURCES, INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDER
                       To be Held on September 28, 1995

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Uranium Resources, Inc. (the "Company") hereby constitutes and appoints Paul K. Willmott, George R. Ireland, James B. Tompkins and Leland O. Erdahl, or any of them acting singly, each with the power of substitution as attorneys and proxies to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Baker & Hostetler, 303 East 17th Avenue, Suite 1100, Denver, Colorado 80203 on Thursday, September 28, 1995, at 1:00 p.m., local time, and at any and all adjournments thereof, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs the above-named Attorneys and Proxies to vote as follows:

1. ELECTION OF DIRECTORS. The following four persons have been nominated to serve on the Company's Board of Directors: Paul K. Willmott, George R. Ireland, James B. Tompkins and Leland O. Erdahl.

    [ ]  FOR all nominess listed above    [ ]  WITHHOLD AUTHORITY
                                               to vote for all nominees listed
                                               above

    (INSTRUCTION: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee in the spaced provided below.)

2. 1995 EMPLOYEES'S PLAN AMENDMENT. Proposal to amend the Company's Employee Stock Option Plan to increase the number of Shares of Common Stock reserved for issuance thereunder from 850,000 shares to 1,350,000 shares:

    [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

3. STOCK ISSUE TRANSACTION. Proposal to approve the issuance of up to 3,000,000 shares of the Company's Common Stock, $0.001 par value per share, issuable upon conversion of 6.5% secured convertible notes and exercise of warrants currently held by Lindner Investments and Lindner Dividend Fund,
    Inc.:

    [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

                                      (OVER)

4. OPTION GRANTS. Proposal to approve the grant of options to purchase 100,000 shares of the Company's Common Stock to each of George R. Ireland, James B. Tompkins and Leland O. Erdahl:

    [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

5. BCSC APPLICATION. Proposal to approve an application for an order of the British Columbia Securities Commission (the "BCSC") that the Company no longer be required to make periodic reports to the BCSC:

    [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

6. RATIFICATION OF ARTHUR ANDERSEN. Proposal to ratify the selection of Arthur Anderson, LLP, independent accountants, as the independent auditors of the Company for the fiscal year ending December 31, 1995:

    [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN


7. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment of adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5 AND 6.

                               Dated:                                   , 1995
                                     -----------------------------------

                               -----------------------------------------------
                               (Signature)

                               -----------------------------------------------
                               (Signature)

                               NOTE: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give your full title as such. For a corporation or a partnership, please sign in the full corporate name by the President or other authorized officer or the full partnership name by an authorized person, as the case may be. (Please mark, sign, date, and return this proxy in the enclosed envelope.)